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                                                                   EXHIBIT 24(c)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 600,000 shares of Class B Common Stock, $.01 par value, pertaining to Universal Health Services, Inc. of our report dated October 24, 1994, with respect to the combined financial statements of Manatee Hospitals and Health Systems, Inc. for the years ended August 31, 1993 and 1994 included in the Registration Statement on Form S-3, Registration No. 33-60287.




Tampa, Florida                             /s/ Ernst & Young LLP
                                           ---------------------
September 20, 1995